Exhibit 99.1

NEWS RELEASE

Contact: Bruce Frymire

Director, Corporate Communications & Investor Relations

650.965.6042 bfrymire@cybersource.com

CyberSource Revenue Grows at 40%, Company Achieves Record

Revenue, Transaction Volumes in Q1

Raises revenue guidance for FY2006

MOUNTAIN VIEW, Calif. – April 19, 2006 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its first quarter ended March 31, 2006.

•	Revenue in the first quarter increased to $15.6 million, a 40% increase over the same period last year.

•	Net income for the first quarter was $0.9 million on a GAAP basis as compared to $1.0 million for the first quarter of the prior year. Non-GAAP net income was $2.5 million, an increase of 104% as compared to the same period last year.

•	GAAP earnings per share was $0.02 compared to $0.03 in the same period last year. Non-GAAP earnings per share was $0.07 compared to $0.03 in the same period last year.

•	Transaction volumes increased to a record 196.4 million during the quarter, a 43% increase over the 137.7 million transactions processed in the same period last year.

•	CyberSource added approximately 1,600 new customers in the first quarter.

First quarter 2006 financial results

Summarized below are CyberSource’s first quarter financial results.

Revenue: CyberSource’s first quarter revenue was $15.6 million compared to $11.2 million in the same period last year, an increase of 40% and surpassing the company’s prior guidance of $14.2 million. Revenue from the first quarter was 5% higher than revenue in the fourth quarter of 2005.

Gross margin: GAAP gross margin was 54% compared to 64% in the same period last year. Non-GAAP gross margin was 56% compared to 65% in the first quarter of 2005. The decline in gross margin on a GAAP and non-GAAP basis as compared to the same period last year is due in part to an increase in global acquiring revenue. Global acquiring revenue represented approximately 28% of total revenue in the first quarter of 2006 compared to approximately 18% in the same period last year.

GAAP operating expenses: GAAP operating expenses were $7.5 million compared to $6.3 million in the same period last year. Spending was below the company’s prior guidance of $7.6 million.

Non-GAAP operating expenses: Non-GAAP operating expenses were $6.7 million compared to $6.2 million in the same period last year.

GAAP net income: GAAP net income was $0.9 million compared to $1.0 million in the same period last year.

Non-GAAP net income: Non-GAAP net income was $2.5 million compared to $1.2 million in the same period last year, an increase of 104% and surpassing the company’s prior guidance of $1.7 million.

GAAP earnings per share: GAAP earnings per share was $0.02 compared to $0.03 in the same period last year and surpassing guidance of $0.01.

Non-GAAP earnings per share: Non-GAAP earnings per share was $0.07 compared to $0.03 in the same period last year and surpassing the company’s prior guidance of $0.05.

Balance sheet: Cash, cash equivalents, and short-term investments at the end of the first quarter of 2006 were $48.8 million compared to $47.0 million as of December 31, 2005. The increase includes approximately $2.0 million in cash received from employee stock option exercises and also reflects the payment of $1.8 million in cash to acquire BidPay.com, Inc. The company has no long term debt. No stock was repurchased during the quarter.

Other developments during the quarter

Customer growth detail:

•	CyberSource signed approximately 1600 new customers in the first quarter of 2006 including: Condé Nast Publications, OfficeMax, The Orvis Company, Smith & Hawken, and Sterling Jewelers. New customers added this quarter increase the company’s total customer count to over 14,000.

•	Existing customers that added new services or renewed agreements during the quarter include: Air Canada, Nike, and Toshiba.

BidPay acquisition:

•	On March 7, 2006, the company announced the acquisition of BidPay.com, Inc. from First Data Corporation for $1.8 million in cash. CyberSource acquired BidPay’s proprietary technology, its databases, and certain intellectual property rights, including exclusive rights to the BidPay.com brand. The company recorded approximately $2.0 million of intangible assets on its balance sheet, primarily in long term assets, as a result of its acquisition of BidPay.

Additions to executive management team

•	During the quarter, CyberSource announced three key additions to the executive management team and one promotion into that group.

•	Scott Cruickshank was named president and chief operating officer of CyberSource. Mr. Cruickshank, a member of CyberSource’s board of directors, comes to CyberSource from Qsent, Inc. and Paymentech, L.P., now Chase Paymentech Solutions, L.L.C. He also held management positions at First Data Merchant Services, Inc. and MasterCard International, Inc. Mr. Cruickshank reports to Bill McKiernan, chairman and CEO, and he will retain his seat on the board.

•	David Hansen was appointed president of BidPay.com. Mr. Hansen was most recently vice president and general manager of BidPay as well as vice president, global operations for First Data’s Western Union subsidiary. Mr. Hansen reports to Bill McKiernan.

•	Kirsten Fry-Sanchez was named vice president, product management at CyberSource. Ms. Fry-Sanchez was formerly vice president of global online services for First Data’s Western Union web business. Ms. Fry-Sanchez reports to Bill McKiernan.

•	Jay Martin, formerly senior director of engineering for CyberSource, was promoted to the position of vice president, engineering. Mr. Martin has been at CyberSource for over 7 years. Mr. Martin continues to report to Robert Ford, executive vice president and chief technology officer.

Guidance for the second quarter and full year 2006: For the second quarter, ending June 30, 2006, total revenue is expected to be $16.0 million. Transaction and support revenue is expected to be $14.3 million, enterprise software revenue is expected to be $700,000 and professional services revenue is expected to be $1.0 million. The blended gross margin is expected to be 53% on a GAAP basis. Operating expenses are expected to be $8.9 million on a GAAP basis. Net income and earnings per share on a GAAP basis for the second quarter are expected to be break even, assuming a weighted average share count of 37 million shares. Non-GAAP net income for the second quarter is expected to be $1.6 million and non-GAAP earnings per share is expected to be $0.04 based on a weighted average share count of 37 million shares.

For the full year 2006, the company is raising its revenue guidance to between $68.0 and $69.0 million. The blended gross margin is expected to be 53% on a GAAP basis. Operating expenses are expected to be between $34.1 and $34.9 million on a GAAP basis. Net income on a GAAP basis for 2006 is expected to be between $2.1 and $2.8 million or from $0.06 to $0.08 per share based on a weighted average share count of 37 million shares. Non-GAAP net income for the full year 2006 is expected to be between $9.2 and $10.4 million while non-GAAP earnings per share is expected to be between $0.25 and $0.28 based on a weighted average share count of 37 million shares.

Public call/web cast details

CyberSource will host a public conference call today, April 19, 2006, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the first quarter results. The call can be accessed in either of the following ways:

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through May 3, 2006.

Live conference call

Dial 888-542-8515 (U.S. and Canada) 706-634-2163 (International). The call’s ID number is: 7637965.

A taped replay of this call will be available through May 3, 2006. The dial-in numbers for the taped replay are 800-642-1687 (U.S.) 706-645-9291 (local or international). The call’s ID number is 7637965.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Over 14,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross margin, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross margin, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision resulting from the Q4 2005 reduction in the company’s deferred tax asset valuation allowance, and depreciation and amortization expense. A reconciliation of the GAAP to non-GAAP results is attached with the financial statements. The company believes that presentation of both GAAP and non-GAAP financial results may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures.

Disclosure pursuant to NASDAQ listing requirement

In connection with the hiring of Scott Cruickshank, the company made a restricted stock award of 100,000 shares of restricted stock to Mr. Cruickshank, 50,000 shares of which will vest on the fourth anniversary of the effective date of the award and 50,000 shares of which will vest on the fifth anniversary of the effective date (the “Restricted Stock”). The award of the Restricted Stock was not made pursuant to a plan or agreement approved by the company’s stockholders.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding (i) the company’s belief that presenting GAAP and non-GAAP financial measures will provide investors with additional meaningful and relevant information, and (ii) financial forecasts or guidance including, without limitation, those regarding revenue, gross margin, operating expenses, net income, and earnings per share. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward- looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 10, 2006, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2006 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. Bidpay.com is a registered trademark in the U.S. All other brands and product names are trademarks or registered trademarks of their respective companies.

(Tables follow)

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues:
Transaction and support	$13,595	$9,260
Enterprise software	783	1,135
Professional services	1,206	765

Total revenues	15,584	11,160

Cost of revenues:
Transaction and support	6,438	3,522
Enterprise software	58	131
Professional services	649	389

Total cost of revenues	7,145	4,042

Gross profit	8,439	7,118

Operating expenses:
Product development	2,114	1,966
Sales and marketing	3,405	2,944
General and administrative	1,937	1,414

Total operating expense	7,456	6,324

Income from operations	983	794
Interest income	482	245

Income before taxes	1,465	1,039

Income tax provision	590	21

Net income	$875	$1,018

Basic net income per share	$0.03	$0.03

Diluted net income per share	$0.02	$0.03

Weighted average number of shares used in computing basic net income per share	34,223	33,318

Weighted average number of shares used in computing diluted net income per share	36,880	35,426

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash, cash equivalents and short-term investments	$48,791	$47,001
Accounts receivable, net	8,878	8,592
Prepaid expenses and other current assets	2,055	2,843
Deferred income taxes	2,635	3,192

Total current assets	62,359	61,628

Property and equipment, net	2,579	2,542
Intangible assets	1,893	—
Other noncurrent assets	1,437	1,157

Total assets	$68,268	$65,327

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$468	$519
Other accrued liabilities	5,157	5,944
Deferred revenue	2,042	1,931

Total current liabilities	7,667	8,394

Total stockholders’ equity	60,601	56,933

Total liabilities and stockholders’ equity	$68,268	$65,327

CyberSource Corporation

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues:
Transaction and support	$13,595	$9,260
Enterprise software	783	1,135
Professional services	1,206	765

Total revenues	15,584	11,160

Cost of revenues:
Transaction and support	6,149	3,422
Enterprise software	55	131
Professional services	649	389

Total cost of revenues	6,853	3,942

Gross profit	8,731	7,218

Operating expenses:
Product development	1,924	1,933
Sales and marketing	3,169	2,910
General and administrative	1,637	1,399

Total operating expense	6,730	6,242

Income from operations	2,001	976
Interest income	482	245

Income before taxes	2,483	1,221

Income tax provision	33	21

Net income	$2,450	$1,200

Non-GAAP basic net income per share	$0.07	$0.04

Non-GAAP diluted net income per share	$0.07	$0.03

Weighted average number of shares used in computing basic net income per share	34,223	33,318

Weighted average number of shares used in computing diluted net income per share	36,880	35,426

The non-GAAP results provide information reflecting the elimination of certain non-cash items including FAS123R expense for the three months ended March 31, 2006, the non-cash portion of the income tax provision for the three months ended March 31, 2006, and the elimination of depreciation and amortization for the three months ended March 31, 2006 and 2005.

CyberSource Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
GAAP net income	$875	$1,018
Add: FAS123R expense	739	—
Add: non-cash tax provision	557	—
Add: depreciation expense	272	182
Add: amortization of intangible assets	7	—

Non-GAAP net income	$2,450	$1,200